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FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 477-3118 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Reports Fiscal 2015 Second Quarter Results

Van Nuys, CA - February 17, 2015   Trio-Tech International (NYSE MKT:TRT) today announced financial results for the second quarter and first six months of fiscal 2015.

    For the second fiscal quarter ended December 31, 2014, revenue decreased to $8,897,000 compared to revenue of $9,339,000 for the second quarter of fiscal 2014.  Semiconductor testing service revenue increased by 10.4% to $5,073,000 for this year's second quarter compared to $4,597,000 for the same period last fiscal year, reflecting an increase in testing volume in all of the Company’s testing operations except Suzhou, China.  Revenue from product sales decreased 19.5% to $3,780,000 for this year's second quarter compared to $4,696,000 for the same period last fiscal year.  The decrease in products revenue primarily reflected reduced capital spending by certain customers for facility and equipment upgrades, compared to the same period last fiscal year.

    Net income attributable to Trio-Tech common shareholders for the second quarter of fiscal 2015 was $94,000, or $0.03 per basic and diluted share.  This compares to a net loss attributable to Trio-Tech common shareholders for the second quarter of fiscal 2014 of $365,000, or $0.10 per basic and diluted share.

    Gross margin for this year's second quarter was 27.5% compared to 21.3% for the second quarter of last fiscal year, reflecting a shift in the mix of business toward higher margin testing and other services for this year's second quarter versus the same period a year ago. Lower general and administrative costs drove decrease in operating expenses to $2,006,000 for the second quarter of fiscal 2015 compared to $2,093,000 for the same period last fiscal year.

    With higher gross margin and lower operating expenses compared to last year's second quarter, income from operations for the second quarter of fiscal 2015 increased to $437,000.  This compares to a loss from operations for the second quarter of fiscal 2014 of $106,000.
For the first six months of fiscal 2015, revenue decreased to $16,990,000 compared to revenue of $18,836,000 for the first six months of fiscal 2014.  For this year's first half, testing services revenue increased 12.1% to $9,691,000 compared to $8,645,000 for the same period a year earlier. This revenue gain was offset by a 28.6% decrease in products revenue to $7,212,000 compared to $10,101,000 for last year's first half.

    The net loss attributable to Trio-Tech common shareholders for the first six months of fiscal 2015 of $30,000, or $0.01 per basic and diluted share, included income from discontinued operations of $20,000, or $0.00 per basic and diluted share.  This compares to a net loss attributable to Trio-Tech common shareholders for the first six months of fiscal 2014 of $382,000, or $0.11 per basic and diluted share, which included a loss from discontinued operations of $72,000, or $0.01 per basic and diluted share.  Trio-Tech terminated its fabrication facilities lease in December 2012 and discontinued this segment in the fourth quarter of fiscal 2013.

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Trio Tech Reports Fiscal 2015 Second Quarter Results
February 17, 2015
Page Two

    Cash provided by operations for the first six months of fiscal 2015 was $1,745,000.  This compares to cash provided by operations for the first six months of fiscal 2014 of $2,201,000.Shareholders' equity at December 31, 2014 was $20,697,000, or $5.89 per outstanding share, compared to $20,833,000, or $5.93 per outstanding share, at June 30, 2014.S.W. Yong, Trio-Tech's CEO, said, "We delivered a profitable second quarter despite the headwinds created by the decrease in product sales and the strength of the U.S. dollar.  Although products revenue declined, revenue increased at the semiconductor testing and other services business, which is performing particularly well.  Trio-Tech’s semiconductor test equipment business remains subject to fluctuations in our customers' capital spending requirements, but we see a variety of opportunities to build this business for the long term. We are encouraged by the improvements in gross margin and operating income for this year's second quarter, and remain committed to efficiency and cost-effectiveness throughout our Company."

About Trio Tech

    Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate.  Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements

    This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company.  In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology.  Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.
(tables attached)

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS (LOSS) PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenue
Products	$3,780	$4,696	$7,212	$10,101
Testing services	5,073	4,597	9,691	8,645
Others	44	46	87	90

	8,897	9,339	16,990	18,836
Cost of Sales
Cost of products sold	3,063	4,064	6,276	8,410
Cost of testing services rendered	3,356	3,253	6,405	6,278
Others	35	35	69	70

	6,454	7,352	12,750	14,758

Gross Margin	2,443	1,987	4,240	4,078

Operating Expenses:
General and administrative	1,711	1,838	3,438	3,672
Selling	165	208	296	413
Research and development	47	49	94	101
Impairment loss	55	--	70	--
Loss (gain) on disposal of property, plant and equipment	28	(2)	28	11
	28		28
Total operating expenses	2,006	2,093	3,926	4,197

Income (loss) from operations	437	(106)	314	(119)

Other (Expenses) Income
Interest expenses	(58)	(66)	(122)	(134)
Other income (expenses), net	7	(205)	54	(41)

Total other expenses	(51)	(271)	(68)	(175)

Income (Loss) from Continuing Operations before Income Taxes	386	(377)	246	(294)

Income tax (expenses) benefits	-132)	39	(86)	82

Income (loss) from continuing operations
before non-controlling interest, net of tax	254	(338)	160	(212)

(Loss) income from discontinued operations, net of tax	(6)	(30)	20	(72)

NET INCOME (LOSS)	$248	$(368)	$180	$(284)

Less: net income (loss) attributable to non-controlling interest	154	(3)	210	98

Net income (loss) attributable to Trio-Tech International	94	(365)	(30)	(382)

Net Income (Loss) Attributable to Trio-Tech International:
Income (loss) from continuing operations, net of tax	97	(348	(41)	(342)
(Loss) income from discontinued operations, net of tax	(3)	(17)	11	(40)

Net Income (Loss) Attributable to Trio-Tech International	$94	$(365)	$(30)	$(382)

Comprehensive Income (Loss) Attributable to Trio-Tech:

Net income (loss)	248	$(368)	180	$(284)
Foreign currency translation, net of tax	(574)	39	(414)	(144)

Comprehensive Loss	(326)	(329)	(234)	(428)

Less: Comprehensive income (loss)
attributable to non-controlling interest	36	(1)	150	(5)

Comprehensive Loss Attributable to Trio-Tech	(362)	(328)	(384)	(423)

Basic and diluted earnings (loss) per share from continuing operations	$0.03	$(0.10)	$(0.01)	$(0.10)
Basic and diluted loss per share from discontinued operations	--	--	--	-0.01
Basic and Diluted Earnings (Loss) per Share	$0.03	$(0.10)	$(0.01)	$(0.11)
Weighted Average Shares Outstanding - Basic and Diluted	3,513	3,508	3,513	3,508

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Dec. 31,	Jun. 30,
	2014	2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,409	$2,938
Short-term deposits	103	102
Trade accounts receivable, net	8,232	8,625
Other receivables	405	311
Inventories, net	1,450	1,106
Prepaid expenses and other current assets	263	205

Total current assets	12,862	13,287

Deferred tax asset	368	388
Investments	--	--
Investment properties, net	1,703	1,765
Property, plant and equipment, net	12,596	13,541
Loans receivable from property development projects	--	805
Other assets	1,997	1,263
Restricted term deposits	3,344	3,541

TOTAL ASSETS	$32,870	$34,590

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Lines of credit	$2,689	$3,767
Accounts payable	3,332	3,162
Accrued expenses	2,992	3,046
Income taxes payable	267	214
Current portion of bank loans payable	178	448
Current portion of capital leases	79	81

Total current liabilities	9,537	10,718

Bank loans payable, net of current portion	2,298	2,598
Capital leases, net of current portion	171	200
Deferred tax liabilities	129	202
Other non-current liabilities	38	39

TOTAL LIABILITIES	12,173	13,757

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,513,055 shares
issued and outstanding as at December 31, 2014, and June 30, 2014 respectively	10,882	10,882
Paid-in capital	3,070	2,972
Accumulated retained earnings	1,695	1,725
Accumulated other comprehensive gain-translation adjustments	3,170	3,522

Total Trio-Tech International shareholders' equity	18,817	19,101

NON-CONTROLLING INTEREST	1,880	1,732

TOTAL EQUITY	20,697	20,833

TOTAL LIABILITIES AND EQUITY	$32,870	$34,590